EXECUTION COPY

Exhibit 1.1

FREEPORT-MCMORAN INC.

2.30% Senior Notes due 2017

4.00% Senior Notes due 2021

4.55% Senior Notes due 2024

5.40% Senior Notes due 2034

Underwriting Agreement

November 10, 2014

Citigroup Global Markets Inc.

      388 Greenwich Street

            New York, New York 10013

J.P. Morgan Securities LLC

      383 Madison Avenue

            New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

      One Bryant Park

            New York, New York 10036

  as Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

Ladies and Gentlemen:

Freeport-McMoRan Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), (i) $750,000,000 principal amount of its 2.30% Senior Notes due 2017 (the “2017 Notes”), (ii) $600,000,000 principal amount of its 4.00% Senior Notes due 2021 (the “2021 Notes”), (iii) $850,000,000 principal amount of its 4.55% Senior Notes due 2024 (the “2024 Notes”) and (iv) $800,000,000 principal amount of its 5.40% Senior Notes due 2034 (the “2034 Notes” and, together with the 2017 Notes, the 2021 Notes and the 2024 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 13, 2012 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the fourth supplemental indenture, dated as of May 31, 2013, among the Company, Freeport-McMoRan Oil & Gas LLC, a Delaware limited liability company (the “Guarantor”), and the Trustee and the fifth supplemental indenture, the sixth supplemental indenture, the seventh supplemental indenture and the eighth supplemental indenture, each among the Company, the Guarantor and the Trustee and each to be dated as of November 14, 2014 (the “Supplemental Indentures” and, together with the Base Indenture, the “Indenture”), and will be guaranteed on an unsecured senior basis by the Guarantor (the “Guarantee”).

The Company and the Guarantor hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3, as amended by Post-Effective Amendment No. 1 on November 10, 2014 (File No. 333-179420), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated November 10, 2014, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each

Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of 2017 Notes, 2021 Notes, 2024 Notes and 2034 Notes set forth opposite such Underwriter’s name in Schedule 1 hereto, at a price equal to 99.484% of the principal amount thereof in the case of the 2017 Notes, at a price equal to 98.994% of the principal amount thereof in the case of the 2021 Notes, at a price equal to 99.255% of the principal amount thereof in the case of the 2024 Notes and at a price equal to 98.641% of the principal amount thereof in the case of the 2034 Notes, in each case plus accrued interest, if any, from November 14, 2014 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter; provided, however, that any such affiliate shall be subject to the same obligations as its affiliated Underwriter hereunder, and that such Underwriter shall be liable for any breach of those obligations by such affiliate.

(c) Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York City time, on November 14, 2014, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and the Guarantor acknowledge and agree that each Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantor with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantor shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representatives nor any other Underwriter shall have any responsibility or liability to the Company or the Guarantor with respect thereto. Any review by the Representatives or any other Underwriter of the Company, the Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representatives or such Underwriter, as the case may be, and shall not be on behalf of the Company or the Guarantor or any other person.

3. Representations and Warranties of the Company and the Guarantor. The Company and the Guarantor jointly and severally represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Neither the Company nor any of its subsidiaries (including any of their respective agents and representatives, other than the Underwriters in their capacity as such) have prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantor make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantor in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries and Plains Exploration & Production Company (“PXP”) and its consolidated subsidiaries, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as otherwise disclosed in the financial statement footnotes, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and PXP and its subsidiaries, as applicable, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus, in each case in all material respects. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. It is understood that the representations and warranties of the Company in this paragraph (f) with respect to the historical financial statements and pro forma financial information of PXP and its subsidiaries are made to the knowledge of the Company.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or, except for dividends paid on the Company’s common stock in the ordinary course, any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantor of their obligations under this Agreement, the Securities and the Guarantee (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(i) Capitalization. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization”; and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus).

(j) Due Authorization. The Company and the Guarantor have full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (including the Guarantee set forth therein) (collectively, the “Transaction Documents”) and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) The Indenture. The Indenture has been duly authorized by the Company and the Guarantor and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and on the Closing Date will be duly executed and delivered by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(l) The Securities and the Guarantee. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Guarantor and, when the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be a valid and legally binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantee and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(q) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantor of each of the Transaction Documents, the issuance and sale of the Securities, the issuance of the Guarantee and compliance by the Company and the Guarantor with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for those that have been obtained and for the registration of the Securities and the Guarantee under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r) Legal Proceedings. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the best knowledge of the Company and the Guarantor, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

(s) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) (“PCAOB”) and as required by the Securities Act. PricewaterhouseCoopers LLP, who have certified certain financial statements of PXP, were independent public accountants with respect to PXP and its subsidiaries within the applicable rules and regulations adopted by the Commission and the PCAOB and as required by the Securities Act at the time of such certification.

(t) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except for those permitted under the Indenture and those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Title to Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct, in all material respects, of their respective businesses; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others, and the Company and its subsidiaries have not received any notice of any claim of infringement of or conflict with any such rights of others.

(v) Investment Company Act. Neither the Company nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed or have requested extensions of the filing deadlines therefor, except in any case where the failure to so file could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; the Company and its subsidiaries have paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except any such taxes that are being contested in good faith by appropriate proceedings and for which the Company, to the extent required by GAAP, has set aside on its books adequate reserves; and except as otherwise disclosed in any of the Registration Statement, the Time of Sale Information and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries, except those as would not, individually or in the aggregate, have a Material Adverse Effect.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company and the Guarantor, is contemplated or threatened, except for those as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Compliance With Environmental Laws. Except as described in each of the Registration Statement, the Time of Sale Information and the Prospectus, (i) the Company and its subsidiaries (x) are, and at all prior times were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses, certificates, authorizations or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(aa) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in each of the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls. Except as disclosed to the Representatives, there are no significant deficiencies in the Company’s internal controls.

(cc) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company believes in its reasonable judgment are adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Guarantor, any director, officer, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ee) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or the Guarantor, threatened.

(ff) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and the Guarantor, any director, officer, or employee, agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(gg) No Stabilization. Neither the Company nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(hh) Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Information or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jj) Statistical and Market Data. Nothing has come to the attention of the Company or the Guarantor that has caused the Company or the Guarantor to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(kk) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ll) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(mm) Reserve Report Data. The oil and gas reserve estimates of the Company and its consolidated subsidiaries contained in or incorporated by reference into each of the Registration Statement, the Prospectus and the Time of Sale Information have been prepared by independent reserve engineers or by the Company, as applicable, in accordance with Commission guidelines applied on a consistent basis throughout the periods involved, and the Company has no reason to believe that such estimates do not fairly reflect the oil and gas reserves of the Company and its consolidated subsidiaries as of the dates indicated.

(nn) Independent Reserve Engineers. Netherland, Sewell and Associates, Inc. and Ryder Scott Company, L.P., who have certified the reserve information of the Company and its consolidated subsidiaries, have represented to the Company that they are, and the Company believes them to be, independent reserve engineers in accordance with guidelines established by the Commission.

4. Further Agreements of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:

(a) Required Filings. The Company and the Guarantor will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheets in the form of Annexes B-1, B-2 and B-3 hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i)

under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, in each case, prior to the end of the Prospectus Delivery Period (other than (i) annual or quarterly reports required to be filed under the Exchange Act or (ii) prospectuses relating to securities (other than the Securities) filed pursuant to Rule 424 of the Securities Act), the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, upon the occurrence of any of the following events during the Prospectus Delivery Period: (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration

Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including any such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that neither the Company nor the Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the date that is one day following the Closing Date, the Company and the Guarantor will not, without the prior written consent of each of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Guarantor and having a tenor of more than one year; provided, however, that this provision will not apply to any debt securities that are convertible into common equity of the Company.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds”.

(k) DTC. The Company will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l) No Stabilization. Neither the Company nor any of its subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use the term sheets substantially in the form of Annex B-1, Annex B-2, Annex B-3 and Annex B-4 hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantor of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantor contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantor and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of the Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantor in this Agreement are true and correct and that the Company and the Guarantor have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) Comfort Letters. (i) On the date of this Agreement and on the Closing Date, each of (A) Ernst & Young LLP, the independent public accountants for the Company, and (B) PricewaterhouseCoopers LLP, formerly the independent public accountants for PXP, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(ii) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(g) Opinion and 10b-5 Statement of Counsel for the Company. (i) Davis Polk & Wardwell LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and (ii) Douglas N. Currault II, Assistant General Counsel and Corporate Secretary of the Company, shall have furnished to the Representatives, at the request of the Company, a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Underwriters, of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantee.

(j) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l) Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the Company, the Guarantor and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the Company and duly authenticated by the Trustee.

(m) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company and the Guarantor jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company and the Guarantor. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantor, their respective directors and their respective officers who signed the Registration Statement and each person, if any, who controls the Company or the Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the statements concerning the Underwriters contained in the first and second sentences of the third paragraph and in each sentence of the seventh paragraph, in each case, under the caption “Underwriting”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantor, their respective directors, their respective officers who signed the Registration Statement and any control persons of the Company and the Guarantor shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantor from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantor on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Guarantor or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantor shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantor, except that the Company and the Guarantor will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantor or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantor jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any transfer taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of counsel and independent accountants of the Company and the Guarantor; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company and the Guarantor jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantor and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantor or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantor or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax: 212-816-7912); Attention General Counsel, (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-834-6081); Attention: Investment Grade Syndicate Desk – 3rd floor and (iii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036 (fax: 212-901-7881); Attention: High Grade Debt Capital Markets Transaction Management/Legal. Notices to the Company and the Guarantor shall be given to them at 333 N. Central Avenue, Phoenix, Arizona 85004 (fax: 504-582-4290); Attention: Kathleen L. Quirk.

(c) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Submission to Jurisdiction. The Company and the Guarantor hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Guarantor waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and the Guarantor, as applicable, and may be enforced in any court to the jurisdiction of which the Company and the Guarantor, as applicable, is subject by a suit upon such judgment.

(e) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FREEPORT-MCMORAN INC.

by	/s/ Kathleen L. Quirk
Title:

FREEPORT-MCMORAN OIL & GAS LLC

by	/s/ Kathleen L. Quirk
Title:

Accepted: November 10, 2014

CITIGROUP GLOBAL MARKETS INC.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By:	CITIGROUP GLOBAL MARKETS INC.

By	/s/ Adam Bordner
Authorized Signatory

By:	J.P. MORGAN SECURITIES LLC

By	/s/ Som Bhattacharyya
Authorized Signatory

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Brendan Hanley
Authorized Signatory

Schedule 1

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2021 Notes	Principal Amount of 2024 Notes	Principal Amount of 2034 Notes
Citigroup Global Markets Inc.	$112,500,000	$90,000,000	$127,500,000	$120,000,000
J.P. Morgan Securities LLC	112,500,000	90,000,000	127,500,000	120,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	112,500,000	90,000,000	127,500,000	120,000,000
BNP Paribas Securities Corp.	37,500,000	30,000,000	42,500,000	40,000,000
HSBC Securities (USA) Inc.	37,500,000	30,000,000	42,500,000	40,000,000
Mitsubishi UFJ Securities (USA), Inc.	37,500,000	30,000,000	42,500,000	40,000,000
Mizuho Securities USA Inc.	37,500,000	30,000,000	42,500,000	40,000,000
Scotia Capital (USA) Inc.	37,500,000	30,000,000	42,500,000	40,000,000
SMBC Nikko Securities America, Inc.	37,500,000	30,000,000	42,500,000	40,000,000
BBVA Securities Inc.	16,875,000	13,500,000	19,125,000	18,000,000
BMO Capital Markets Corp.	16,875,000	13,500,000	19,125,000	18,000,000
Credit Agricole Securities (USA) Inc.	16,875,000	13,500,000	19,125,000	18,000,000
Santander Investment Securities Inc.	16,875,000	13,500,000	19,125,000	18,000,000
SG Americas Securities, LLC	16,875,000	13,500,000	19,125,000	18,000,000
Standard Chartered Bank	16,875,000	13,500,000	19,125,000	18,000,000
U.S. Bancorp Investments, Inc.	16,875,000	13,500,000	19,125,000	18,000,000
Wells Fargo Securities, LLC	16,875,000	13,500,000	19,125,000	18,000,000
CIBC World Markets Corp.	6,750,000	5,400,000	7,650,000	7,200,000
Deutsche Bank Securities Inc.	6,750,000	5,400,000	7,650,000	7,200,000
Goldman, Sachs & Co.	6,750,000	5,400,000	7,650,000	7,200,000
RBC Capital Markets, LLC	6,750,000	5,400,000	7,650,000	7,200,000
TD Securities (USA) LLC	6,750,000	5,400,000	7,650,000	7,200,000
Banca IMI S.p.A.	3,750,000	3,000,000	4,250,000	4,000,000
Capital One Securities, Inc.	3,750,000	3,000,000	4,250,000	4,000,000
Natixis Securities Americas LLC	3,750,000	3,000,000	4,250,000	4,000,000
The Williams Capital Group, L.P.	3,750,000	3,000,000	4,250,000	4,000,000
UBS Securities LLC	3,750,000	3,000,000	4,250,000	4,000,000

Total	$750,000,000	$600,000,000	$850,000,000	$800,000,000

Schedule 2

Significant Subsidiaries

Cyprus Amax Minerals Company

FCX Oil & Gas Inc.

Freeport-McMoRan Bagdad Inc.

Freeport-McMoRan Corporation

Freeport-McMoRan Morenci Inc.

Freeport-McMoRan Oil & Gas LLC

PT Freeport Indonesia

Sociedad Contractual Minera El Abra

Sociedad Minera Cerro Verde S.A.A.

Tenke Fungurume Mining S.A.R.L.

ANNEX A

(a)	Additional Time of Sale Information

1. Term sheets containing the terms of the Securities substantially in the form of Annex B-1, Annex B-2, Annex B-3 and Annex B-4, respectively.

ANNEX B-1

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet – 2017 Notes

Issuer:	Freeport-McMoRan Inc.
Guarantor:	Freeport-McMoRan Oil & Gas LLC
Security Description:	Senior Notes
Format:	SEC Registered
Size:	$750,000,000
Maturity:	November 14, 2017
Coupon:	2.300%
Yield:	2.323%
Spread to Benchmark Treasury:	T+135 basis points
Benchmark Treasury:	UST 0.875% due 10/15/17
Benchmark Treasury Price; Yield:	99-23; 0.973%
Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015
Optional Redemption:	Make-whole call at any time @ T+25 basis points prior to maturity.
Price to Public:	99.934%
Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.
Trade Date:	November 10, 2014
Settlement Date:	November 14, 2014 (T+3)
Minimum Denominations:	$2,000 x $1,000
CUSIP:	35671D BK0
ISIN:	US35671DBK00
Ratings*:	[Omitted]

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:

We are issuing $750,000,000 aggregate

principal amount of 2.300% senior notes

due 2017, $600,000,000 aggregate

principal amount of 4.000% senior notes

due 2021, $850,000,000 aggregate

principal amount of 4.550% senior notes

due 2024, and $800,000,000 aggregate

principal amount of 5.400% senior notes

due 2034.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

ANNEX B-2

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet – 2021 Notes

Issuer:	Freeport-McMoRan Inc.
Guarantor:	Freeport-McMoRan Oil & Gas LLC
Security Description:	Senior Notes
Format:	SEC Registered
Size:	$600,000,000
Maturity:	November 14, 2021
Coupon:	4.000%
Yield:	4.063%
Spread to Benchmark Treasury:	T+200 basis points
Benchmark Treasury:	UST 2.000% due 10/31/21
Benchmark Treasury Price; Yield:	99-19; 2.063%
Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015
Optional Redemption:	Make-whole call at any time @ T+30 basis points prior to maturity.
Price to Public:	99.619%
Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.
Trade Date:	November 10, 2014
Settlement Date:	November 14, 2014 (T+3)
Minimum Denominations:	$2,000 x $1,000
CUSIP:	35671D BH7
ISIN:	US35671DBH70
Ratings*:	[Omitted]

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:

We are issuing $750,000,000 aggregate

principal amount of 2.300% senior notes

due 2017, $600,000,000 aggregate

principal amount of 4.000% senior notes

due 2021, $850,000,000 aggregate

principal amount of 4.550% senior notes

due 2024, and $800,000,000 aggregate

principal amount of 5.400% senior notes

due 2034.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

ANNEX B-3

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet – 2024 Notes

Issuer:	Freeport-McMoRan Inc.
Guarantor:	Freeport-McMoRan Oil & Gas LLC
Security Description:	Senior Notes
Format:	SEC Registered
Size:	$850,000,000
Maturity:	November 14, 2024
Coupon:	4.550%
Yield:	4.562%
Spread to Benchmark Treasury:	T+220 basis points
Benchmark Treasury:	UST 2.375% due 8/15/24
Benchmark Treasury Price; Yield:	100-03+; 2.362%
Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015
Optional Redemption:	Make-whole call at any time @ T+35 basis points prior to August 14, 2024. Par call at any time on or after August 14, 2024.
Price to Public:	99.905%
Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.
Trade Date:	November 10, 2014
Settlement Date:	November 14, 2014 (T+3)
Minimum Denominations:	$2,000 x $1,000
CUSIP:	35671D BL8
ISIN:	US35671DBL82
Ratings*:	[Omitted]

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:	We are issuing $750,000,000 aggregate principal amount of 2.300% senior notes due 2017, $600,000,000 aggregate principal amount of 4.000% senior notes due 2021, $850,000,000 aggregate principal amount of 4.550% senior notes due 2024, and $800,000,000 aggregate principal amount of 5.400% senior notes due 2034.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

ANNEX B-4

Filed Pursuant to Rule 433

Registration No. 333-179420

Pricing Term Sheet

November 10, 2014

FREEPORT-MCMORAN INC.

Pricing Term Sheet – 2034 Notes

Issuer:	Freeport-McMoRan Inc.
Guarantor:	Freeport-McMoRan Oil & Gas LLC
Security Description:	Senior Notes
Format:	SEC Registered
Size:	$800,000,000
Maturity:	November 14, 2034
Coupon:	5.400%
Yield:	5.440%
Spread to Benchmark Treasury:	T+235 basis points
Benchmark Treasury:	UST 3.375% due 05/15/44
Benchmark Treasury Price; Yield:	105-15+; 3.090%
Interest Payment Dates:	Semi-annually on May 14 and November 14 of each year, commencing May 14, 2015
Optional Redemption:	Make-whole call at any time @ T+37.5 basis points prior to May 14, 2034. Par call at any time on or after May 14, 2034.
Price to Public:	99.516%
Use of Proceeds:	We intend to use the net proceeds from the offering of the 2017 senior notes, the 2021 senior notes, the 2024 senior notes and the 2034 senior notes to repay certain of our existing indebtedness.
Trade Date:	November 10, 2014
Settlement Date:	November 14, 2014 (T+3)
Minimum Denominations:	$2,000 x $1,000
CUSIP:	35671D BJ3
ISIN:	US35671DBJ37
Ratings*:	[Omitted]

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Bookrunners:

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

BNP Paribas Securities Corp.

HSBC Securities (USA) Inc.

Mitsubishi UFJ Securities (USA), Inc.

Mizuho Securities USA Inc.

Scotia Capital (USA) Inc.

SMBC Nikko Securities America, Inc.

Senior Co-Managers:

BBVA Securities Inc.

BMO Capital Markets Corp.

Credit Agricole Securities (USA) Inc.

Santander Investment Securities Inc.

SG Americas Securities, LLC

Standard Chartered Bank

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

Banca IMI S.p.A.

Capital One Securities, Inc.

CIBC World Markets Corp.

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Natixis Securities Americas LLC

RBC Capital Markets, LLC

TD Securities (USA) LLC

The Williams Capital Group, L.P.

UBS Securities LLC

Additional Information:	We are issuing $750,000,000 aggregate principal amount of 2.300% senior notes due 2017, $600,000,000 aggregate principal amount of 4.000% senior notes due 2021, $850,000,000 aggregate principal amount of 4.550% senior notes due 2024, and $800,000,000 aggregate principal amount of 5.400% senior notes due 2034.

The issuer has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, J.P. Morgan Securities LLC collect at 1-212-834-4533 or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322.

ANNEX C

[Form of Opinion of Douglas N. Currault II, Assistant General Counsel and Corporate

Secretary of the Company]

November 14, 2014

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

                   Incorporated

One Bryant Park

New York, New York 10036

as Representatives of the several Underwriters named in

Schedule 1 to the Underwriting Agreement referred to below

Re: Freeport-McMoRan Inc. Issuance of Senior Notes

Ladies and Gentlemen:

I, Douglas N. Currault II, currently serve as Assistant General Counsel and Corporate Secretary to Freeport-McMoRan Inc., a Delaware corporation (the “Company”), and as such have acted as internal counsel to the Company in connection with the issuance and sale by the Company of (a) $750,000,000 principal amount of its 2.30% Senior Notes due 2017 (the “2017 Notes”); (b) $600,000,000 principal amount of its 4.00% Senior Notes due 2021 (the “2021 Notes”); (c) $850,000,000 principal amount of its 4.55% Senior Notes due 2024 (the “2024 Notes”) and (d) $800,000,000 principal amount of its 5.40% Senior Notes due 2034 (the “2034 Notes” and, together with the 2017 Notes, the 2021 Notes and the 2024 Notes, the “Securities”), in each case pursuant to an Underwriting Agreement, dated November 10, 2014 (the “Agreement”), by and among the Company, Freeport McMoRan Oil & Gas LLC, a Delaware limited liability company (the “Guarantor”), Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representatives of the several Underwriters listed in Schedule 1 of the Agreement (together, the “Underwriters”). This opinion is furnished to you pursuant to Section 6(g)(ii) of the Agreement at the request of the Company. Capitalized terms used but not defined herein have the meanings assigned to them in the Agreement.

In connection with rendering the opinions expressed below, I have examined the Transaction Documents, the Agreement and the corporate records of the Company and its subsidiaries, including without limitation their organizational documents, stock records and records of the proceedings of stockholders and the boards of directors and committees thereof. I have also relied upon factual representations made by the Underwriters in the Agreement and on such other documents, records, certificates and other instruments, including certificates of public officials, as I considered necessary or appropriate in connection with rendering the opinions expressed below.

In my examination of such documents, I have assumed without verification (1) that each Transaction Document has been duly authorized, executed and delivered by the parties thereto other than the Company, and is enforceable against such parties in accordance with its terms, (2) the authenticity of all documents submitted to me as originals, (3) the conformity to the originals of all documents submitted to me as conformed, certified, electronic or photostatic copies, (4) the genuineness of all signatures on all documents and instruments examined by me and (5) the power and legal capacity of all persons, other than the Company, who have executed documents reviewed by me.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, I am of the opinion that:

1. Each of the Company and the Guarantor is duly qualified to transact business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of the State of Arizona, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified, to be in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

2. All corporate or limited liability company action, as the case may be, required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by each of the Company and the Guarantor and the performance of its obligations thereunder has been duly and validly taken.

3. The Company has the capitalization as set forth in each of the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”

4. To the best of my knowledge and following due inquiry of appropriate representatives of the Company, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (A) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect and (B) no such investigations, actions, suits or proceedings are threatened by any governmental or regulatory authority or by others.

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5. The information in Part I, Items 1 and 2 (under the heading “Business and Properties”), in Part I, Item 3 (under the heading “Legal Proceedings”) and in Part III, Item 13 (under the heading “Certain Relationships and Related Transactions, and Director Independence”) of the Company’s most recent Annual Report on Form 10-K, to the extent that such information constitutes matters of law, summaries of legal matters, the Company’s charter, bylaws or other organizational documents or legal proceedings, or legal conclusions, has been reviewed by me and fairly presents and summarizes, in all material respects, the matters referred to therein.

6. To the best of my knowledge and following due inquiry of appropriate representatives of the Company, (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Time of Sale Information and the Prospectus and (B) there are no statutes, regulations or contracts and other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Information and the Prospectus.

7. The documents incorporated by reference in the Registration Statement, Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the statistical data, the financial statements and related schedules therein), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

I express no opinion as to the exculpation, consent to jurisdiction and severability provisions contained in any of the Transaction Documents or any “blue sky” laws of any jurisdiction.

Whenever this opinion is given with respect to the existence or absence of facts (or legal conclusions which necessarily are based upon the existence or absence of facts) and is indicated to be based on my knowledge, it is intended to signify that, during the course of my representation of the Company, no information has come to my attention that would give me actual knowledge of the existence or absence of such facts. However, except as stated above, I have not undertaken any independent investigation to determine or verify the existence or absence of such facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from my representation of the Company.

The opinions rendered herein are specifically limited to the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the federal laws of the United States of America.

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I assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or to reflect any subsequent changes in applicable laws by legislative action, judicial decision or otherwise.

This opinion is being rendered solely to you in connection with the offering and sale of the Securities and, accordingly, may not be relied upon by you for any other purpose or furnished to, or relied on by, any other person without my prior written consent. I express no opinion as to any matter other than those matters expressly set forth above, and no other opinion is to, or may be, interpreted or implied herefrom. This opinion is given as of the date hereof and is based upon the facts and circumstances currently known to me, and I undertake no, and hereby disclaim any, obligation to advise you of any change in the matters set forth herein.

The foregoing expresses my legal opinion as to the matters set forth above and is based upon my professional knowledge and judgment at this time; it is not a guarantee or a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

Very truly yours,

By:
Douglas N. Currault II
Assistant General Counsel & Corporate Secretary

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